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                          CONSENT OF ERNST & YOUNG LLP,
                  REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126344) pertaining to the 2005 Omnibus Equity Compensation Plan of Resource America, Inc. and the use of our reports dated January 27, 2006, included in the Annual Report on Form 10-K/A of Resource America, Inc. for the year ended September 30, 2005, with respect to the financial statements of Trapeza Capital Management LLC and Trapeza Management Group LLC.


ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 24, 2006